Exhibit 99.1
Complete Production Services, Inc. Reports Second Quarter Earnings of $0.20 Per Diluted Share
Houston—(Business Wire)—July 21, 2010—Complete Production Services, Inc. (NYSE: CPX) today reported second quarter revenue of $360.2 million, an increase of 16% over the first quarter of 2010, Adjusted EBITDA (as defined below) of $85.3 million, an increase of 53% over the first quarter of 2010, operating income of $39.9 million and net income of $15.7 million, or $0.20 per diluted share. Cash balance increased to $141.6 million as of the second quarter, and the company’s $240 million credit facility remains undrawn.
Revenue for the Completion and Production Services segment during the second quarter of 2010 was $310.5 million, an increase of 17% over the prior quarter. Adjusted EBITDA for the segment was $84.7 million in the second quarter of 2010, up 47% versus the first quarter of 2010. Adjusted EBITDA margin was 27.3% during the second quarter of 2010 versus 21.7% for the first quarter of 2010. The segment continued to benefit from increased horizontal drilling and completion related activity and the associated escalation in service intensity within U.S. resource plays. All significant U.S. service lines contributed to the improved performance, with the largest contribution from pressure pumping and coiled tubing. Price improvement in some service lines and select geographic areas also positively impacted the results of the segment.
Drilling Services segment revenue was $40.4 million during the second quarter of 2010, versus $35.1 million reported for the prior quarter, representing an increase of 15%. The segment reported Adjusted EBITDA of $8.7 million, up 60% versus the first quarter of 2010. The improved performance of the segment is attributable to improved pricing and utilization for contract drilling and rig relocation services.
In comparison to the second quarter of 2009, consolidated revenue increased $121.8 million, or 51%, operating income increased $62.8 million, Adjusted EBITDA increased $56.8 million and net income increased by $41.5 million, or $0.54 per diluted share.
“We delivered outstanding performance during the second quarter,” commented Joe Winkler, Chairman and CEO. “U.S. activity levels continued to improve throughout the quarter, particularly in oil and liquid-rich resource plays, and we are executing well in the field.”
“We believe our reputation, market position and balance sheet will allow us to capitalize on attractive growth opportunities. Beginning in the third quarter of 2010, we will start deploying additional pressure pumping capacity, most of which will be committed under long-term contracts. The deployment will include two frac fleets in the Eagle Ford Shale of South Texas, a frac fleet in the Marcellus Shale and additional pressure pumping capacity in the Bakken Shale. As a result of our investments, we anticipate our 2010 capital expenditures will be between $155 and $165 million.”

“We remain pleased with how the company is positioned, believe activity in oil and liquid-rich plays will remain robust for the foreseeable future and are optimistic regarding the near-term and long-term outlook for the North American natural gas markets,” concluded Mr. Winkler.
Complete Production Services, Inc. is a leading oilfield service provider focused on the completion and production phases of oil and gas wells. The company has established a significant presence in unconventional oil and gas plays in North America that it believes have the highest potential for long-term growth.
Complete will hold a conference call to discuss second quarter 2010 results on Wednesday, July 21, 2010 at 2:30 p.m. Eastern Time. To participate in the live conference call, dial (866) 314-5050 at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 33412145. The conference call will be available for replay beginning at 5:30 p.m. Eastern Time on July 21, 2010 and will be available until July 28, 2010. To access the conference call replay, please call (888) 286-8010 and use the passcode: 26086546. The call is also being webcast and can be accessed at our website at www.completeproduction.com.
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risk and uncertainties. These forward-looking statements include statements regarding future market conditions, the company’s deployment of additional pressure pumping capacity, the company’s capital expenditures, the company’s business objectives in 2010 and the company’s future success. Such statements are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry, the uncertainty of near-term and long-term activity levels, general economic conditions in the United States and globally, and other risks described in the company’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.
Management evaluates the performance of Complete’s operating segments using non-GAAP financial measures, including Adjusted EBITDA. Adjusted EBITDA is calculated as net income from continuing operations before net interest expense, taxes, depreciation, amortization, impairment charges and non-controlling interest. Adjusted EBITDA is not a substitute for GAAP measures of earnings and cash flow. Adjusted EBITDA is used in this press release because our management considers this measure to be an important supplemental measure of performance and believes it is used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.
For more information, please contact:
Jose Bayardo
Senior Vice President and Chief Financial Officer
281-372-2300

Complete Production Services, Inc.
Consolidated Statements of Operations
For the Quarters Ended June 30, 2010 and 2009 and March 31, 2010
And the Six Months Ended June 30, 2010 and 2009
(unaudited, in thousands, except per share data)

	Quarter Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2010	2009	2010	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Services	$350,905	$221,150	$301,392	$652,297	$544,067
Products	9,340	17,248	8,312	17,652	31,012

	360,245	238,398	309,704	669,949	575,079

Cost of services	223,564	150,773	206,820	430,384	361,986
Cost of products	7,323	13,492	6,124	13,447	23,987
General and administrative expense	44,017	45,633	40,852	84,869	94,911
Depreciation and amortization	45,472	51,402	45,319	90,791	103,091

	320,376	261,300	299,115	619,491	583,975

Income (loss) before interest and taxes	39,869	(22,902)	10,589	50,458	(8,896)

Interest expense	14,760	13,899	14,741	29,501	28,357
Interest income	(95)	(20)	(48)	(143)	(30)

Income (loss) before taxes	25,204	(36,781)	(4,104)	21,100	(37,223)

Tax provision (benefit)	9,533	(10,949)	(1,342)	8,191	(11,055)

Net income (loss)	$15,671	$(25,832)	$(2,762)	$12,909	$(26,168)

Basic earnings (loss) per share:	$0.21	$(0.34)	$(0.04)	$0.17	$(0.35)

Diluted earnings (loss) per share:	$0.20	$(0.34)	$(0.04)	$0.17	$(0.35)

Weighted average shares outstanding:
Basic	76,036	75,036	75,699	75,869	74,966
Diluted	77,318	75,036	75,699	77,194	74,966

Complete Production Services, Inc.
Condensed Consolidated Balance Sheets
As of June 30, 2010 and December 31, 2009
(in thousands)

	June 30,	December 31,
	2010	2009
	(unaudited)	(unaudited)
Assets:
Cash	$141,648	$77,360
Other current assets	325,824	292,566
Property, plant and equipment, net	893,599	941,133
Goodwill	244,840	243,823
Other long-term assets	26,924	33,972

Total assets	1,632,835	1,588,854

Liabilities and stockholders’ equity:
Current liabilities	112,201	91,722
Long-term debt	650,000	650,002
Long-term deferred tax liabilities	151,995	148,240

Total liabilities	914,196	889,964

Common stock	761	752
Treasury stock	(1,744)	(334)
Additional paid-in capital	645,086	636,904
Retained earnings	54,916	42,007
Cumulative translation adjustment	19,620	19,561

Total stockholders’ equity	718,639	698,890

Total liabilities and stockholders’ equity	$1,632,835	$1,588,854

Complete Production Services, Inc.
Consolidated Segment Information
For the Quarters Ended June 30, 2010 and 2009, and March 31, 2010
And the Six Months Ended June 30, 2010 and 2009
(in thousands, except percentages)

	Quarter Ended
	June 30,	June 30,	March 31,
	2010	2009	2010
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Completion and production services	$310,460	$196,441	$266,288
Drilling services	40,445	24,709	35,104
Products	9,340	17,248	8,312

Total revenues	$360,245	$238,398	$309,704

Adjusted EBITDA: (1)
Completion and production services	$84,748	$31,424	$57,756
Drilling services	8,663	3,569	5,419
Products	1,250	2,085	1,562
Corporate and other	(9,320)	(8,578)	(8,829)

Total	$85,341	$28,500	$55,908

Adjusted EBITDA as a % of Revenue:
Completion and production services	27.3%	16.0%	21.7%
Drilling services	21.4%	14.4%	15.4%
Products	13.4%	12.1%	18.8%
Total	23.7%	12.0%	18.1%

	Six Months Ended
	June 30,	June 30,
	2010	2009
	(unaudited)	(unaudited)
Revenue:
Completion and production services	$576,748	$483,967
Drilling services	75,549	60,100
Products	17,652	31,012

	$669,949	$575,079

Adjusted EBITDA: (1)
Completion and production services	$142,504	$97,648
Drilling services	14,082	10,456
Products	2,812	4,635
Corporate and other	(18,149)	(18,544)

	$141,249	$94,195

Adjusted EBITDA as a % of Revenue:
Completion and production services	24.7%	20.2%
Drilling services	18.6%	17.4%
Products	15.9%	14.9%
Total	21.1%	16.4%

(1)	Adjusted EBITDA is a non-GAAP measure used by management, as defined in the last paragraph of this press release.

Complete Production Services, Inc.
Reconciliation of Adjusted EBITDA to Operating Income (Loss)
For the Quarters Ended June 30, 2010 and 2009, and March 31, 2010
And the Six Months Ended June 30, 2010 and 2009
(unaudited, in thousands)

	Completion
	& Production	Drilling		Corporate &
	Services	Services	Products	Other	Total
Quarter Ended June 30, 2010:
Adjusted EBITDA	$84,748	$8,663	$1,250	$(9,320)	$85,341
Depreciation & amortization	39,770	4,644	561	497	45,472

Operating income (loss)	$44,978	$4,019	$689	$(9,817)	$39,869

Quarter Ended June 30, 2009:
Adjusted EBITDA	$31,424	$3,569	$2,085	$(8,578)	$28,500
Depreciation & amortization	44,723	5,488	624	567	51,402

Operating income (loss)	$(13,299)	$(1,919)	$1,461	$(9,145)	$(22,902)

Quarter Ended March 31, 2010:
Adjusted EBITDA	$57,756	$5,419	$1,562	$(8,829)	$55,908
Depreciation & amortization	39,793	4,458	576	492	45,319

Operating income (loss)	$17,963	$961	$986	$(9,321)	$10,589

Six Months Ended June 30, 2010:
Adjusted EBITDA	$142,504	$14,082	$2,812	$(18,149)	$141,249
Depreciation & amortization	79,563	9,102	1,137	989	90,791

Operating income (loss)	$62,941	$4,980	$1,675	$(19,138)	$50,458

Six Months Ended June 30, 2009:
Adjusted EBITDA	$97,648	$10,456	$4,635	$(18,544)	$94,195
Depreciation & amortization	89,649	11,036	1,258	1,148	103,091

Operating income (loss)	$7,999	$(580)	$3,377	$(19,692)	$(8,896)

Complete Production Services, Inc.
Reconciliation of Operating Income (Loss) to Net Income (Loss)
For the Quarters Ended June 30, 2010 and 2009, and March 31, 2010
And the Six Months Ended June 30, 2010 and 2009
(unaudited, in thousands)

	Quarter Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2010	2009	2010	2010	2009
Segment operating income (loss)	39,869	(22,902)	10,589	50,458	(8,896)
Interest expense	14,760	13,899	14,741	29,501	28,357
Interest income	(95)	(20)	(48)	(143)	(30)
Income taxes	9,533	(10,949)	(1,342)	8,191	(11,055)

Net income (loss)	$15,671	$(25,832)	$(2,762)	$12,909	$(26,168)